UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2005

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 28, 2005, Matrix Service Company (the “Company”) issued a press release announcing it had reached an agreement to settle one of its contract disputes in which it will recover $10.0 million and has been granted an arbitration award of approximately $10.3 million plus interest and reasonable and necessary costs, including attorney fees on a second contract dispute. The $10 million agreed to in the first contract dispute is due to be paid to the Company by February 20, 2006 and is subject to the satisfaction of certain conditions, including the execution of mutual releases and the dismissal of pending litigation with prejudice. Under the terms of the arbitration award on the second contract dispute, the Company has been directed to submit itemized statements of its attorney fees and other costs, which it believes could result in collection proceedings by the end of the third fiscal 2006 quarter. These two contract disputes arose from two separate project sites from the Eastern Division for work completed in 2004. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 28, 2005	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 28, 2005.